Exhibit 99.1

Targeting Disease at the Nuclear Pore

Karyopharm Announces Preliminary Unaudited Fourth Quarter and Full Year 2021 Net Product Revenues and Outlines 2022 Objectives

– Unaudited Net Product Revenues of Approximately $29.7 Million for Fourth Quarter 2021 and Approximately $98.3 Million for the Full Year 2021–

– Company on Track to Announce Top-Line Phase 3 Data from SIENDO Study Evaluating XPOVIO® (selinexor) in Patients with Endometrial Cancer in First Quarter 2022 –

NEWTON, Mass. – January 10, 2022 – Karyopharm Therapeutics Inc. (Nasdaq: KPTI), a commercial-stage pharmaceutical company pioneering novel cancer therapies, today announced preliminary unaudited fourth quarter and full year 2021 net product revenue estimates for XPOVIO, the Company’s first-in-class, oral XPO1 inhibitor, and outlined its 2021 achievements and 2022 objectives.

Based on preliminary unaudited financial information, Karyopharm expects net product revenues of XPOVIO to be approximately $29.7 million for the fourth quarter and approximately $98.3 million for the full year 2021.

“For 2022, we are focused on making significant advances across our pipeline, beginning with top-line results from the Phase 3 SIENDO study evaluating selinexor as a maintenance therapy following front-line chemotherapy in patients with advanced or metastatic endometrial cancer, which remain on track to be reported this quarter,” said Richard Paulson, President and Chief Executive Officer of Karyopharm. “Building on the strong revenue growth in the second half of 2021, we will continue to prioritize driving sales and the adoption of XPOVIO in multiple myeloma. I am extremely pleased with the continued progress of our pipeline in key additional indications of multiple myeloma, myelodysplastic syndromes and myelofibrosis and our ability to further expand our impact on patients globally with our recent partnership with Menarini.”

Key Program Achievements in 2021

Selinexor in Multiple Myeloma

•	Launched XPOVIO in the U.S. in second line multiple myeloma and strengthened the commercial team, resulting in continued strong net product revenue growth.

•

Generated compelling clinical data supporting selinexor’s efficacy, durability and tolerability when combined with the approved agents Velcade® (bortezomib), Pomalyst® (pomalidomide) or Kyprolis® (carfilzomib) in patients who have been previously exposed to anti-CD38 monoclonal antibody treatment, where there is a substantial unmet need for a new class of therapy. These results were reported at the American Society of Clinical Oncology 2021 Annual Meeting, the European Hematology Association 2021 Annual Meeting and at the American Society of Hematology 2021 Annual Meeting.

•

Multiple XPOVIO-based regimens are listed on the National Comprehensive Cancer Network® Clinical Practice Guidelines in Oncology (NCCN Guidelines®) for the treatment of second and later line multiple myeloma, including selinexor, pomalidomide and dexamethasone (SPd), which is an all-oral regimen, selinexor, daratumumab and dexamethasone (SDd), and selinexor, carfilzomib and dexamethasone (SKd).

Targeting Disease at the Nuclear Pore

•

The European Commission (EC) and the United Kingdom’s Medicines & Healthcare Products Regulatory Agency (MHRA) both granted conditional marketing authorization for NEXPOVIO® (selinexor) for the treatment of relapsed or refractory multiple myeloma in patients who have received at least four prior therapies and whose disease is refractory to at least two proteasome inhibitors, two immunomodulatory agents, and an anti-CD38 monoclonal antibody, and who have demonstrated disease progression on the last therapy.

•

Karyopharm’s Marketing Authorization Application (MAA) for NEXPOVIO in combination with Velcade® (bortezomib) and low-dose dexamethasone for the treatment of multiple myeloma following at least one prior therapy has been validated by the European Medicines Agency (EMA) and is currently under review by the Committee for Medicinal Products for Human Use (CHMP).

•

Karyopharm’s global partners Antengene and Promedico, a member of the Neopharm Group, obtained approvals and conditional approvals for XPOVIO in multiple new geographies and indications, including in China, South Korea and Israel in penta-refractory multiple myeloma and relapsed and refractory diffuse large B-cell lymphoma (DLBCL).

•

Earned $10.0 million in milestone payments from Antengene in the third quarter of 2021 following the July 2021 approval of selinexor in South Korea for the treatment of patients with multiple myeloma and DLBCL.

Selinexor in Endometrial Cancer

•	Completed recruitment in the Phase 3 SIENDO study evaluating the efficacy and safety for front-line maintenance therapy with selinexor in patients with advanced or recurrent endometrial cancer.

Eltanexor in Myelodysplastic Syndromes (MDS)

•

Reported positive data from an investigator-sponsored Phase 1 study evaluating single-agent eltanexor in patients with hypomethylating agent (HMA)-refractory MDS, where eltanexor demonstrated a 53% overall response rate and median overall survival of 9.9 months. This compares favorably to historical survival of four to six months for HMA-refractory MDS patients.

•	Commenced dosing in a company-sponsored Phase 2 study evaluating single-agent eltanexor in patients with intermediate or high-risk HMA-refractory MDS.

Selinexor in Myelofibrosis (MF)

•

Reported positive data from an investigator-sponsored Phase 2 study evaluating single-agent selinexor in patients with MF previously treated with JAK inhibition. In this study, 40% of patients who received at least 24 weeks of selinexor treatment achieved a response, defined as ≥35% spleen volume reduction. Responses were durable with a median treatment duration of 11 months.

•	Commenced dosing in a company-sponsored Phase 2 study evaluating single-agent selinexor versus physician’s choice in patients with MF previously treated with a JAK 1/2 inhibitor.

•	Commenced dosing in a company-sponsored Phase 1/2 study evaluating selinexor in combination with Jakafi® (ruxolitinib) in patients with treatment-naïve MF.

Targeting Disease at the Nuclear Pore

Corporate and Financial Highlights

•

Entered into an exclusive license agreement with Menarini Group to commercialize NEXPOVIO in Europe, Latin America and other key global territories; received $75 million upfront and eligible to receive up to $202.5 million in future milestones, plus tiered, double-digit royalties on net sales.

•	Received $60 million in expanded royalty agreement with entities managed by HealthCare Royalty Management, LLC, with up to another $40 million in potential financing available.

Anticipated 2022 Catalysts and Operational Objectives

•	Leverage commercial capabilities and increase U.S. XPOVIO sales in 2022.

•	Report top-line data from Phase 3 SIENDO study evaluating selinexor as a maintenance therapy in endometrial cancer in 1Q 2022.

•	If SIENDO data are positive, submit supplemental New Drug Application for selinexor in endometrial cancer to the U.S. Food & Drug Administration in 1H 2022.

•	Dose first patient in Phase 3 study evaluating selinexor, pomalidomide and dexamethasone in patients with relapsed or refractory multiple myeloma in 1Q 2022.

•	EMA decision expected in second-line multiple myeloma based on BOSTON study results in 1H 2022.

•	Realize further milestones and royalties from approvals and sales in ex-US territories in 2022.

The financial information presented in this press release may be adjusted as a result of the completion of customary quarterly and annual review and audit procedures.

Listen to the Webcast

These achievements and updates will be discussed during a webcast presentation at the 40th Annual J.P. Morgan Healthcare Conference to be held on Tuesday, January 11, 2022, at 3:45 p.m. ET, followed by a question-and-answer breakout session at 4:05 p.m. ET. A live webcast of the presentation and breakout session, along with accompanying slides, can be accessed under “Events & Presentations” in the Investor section of the Company’s website, http://investors.karyopharm.com/events-presentations. An archived replay will be available for 30 days following the event. The presentation slides will also be available on the Company’s website following the event.

About XPOVIO® (selinexor)

XPOVIO is a first-in-class, oral exportin 1 (XPO1) inhibitor and the first of Karyopharm’s Selective Inhibitor of Nuclear Export (SINE) compounds to be approved for the treatment of cancer. XPOVIO functions by selectively binding to and inhibiting the nuclear export protein XPO1. XPOVIO is approved in the U.S. and marketed by Karyopharm in multiple oncology indications, including: (i) in combination with Velcade® (bortezomib) and dexamethasone (XVd) in patients with multiple myeloma after at least one prior therapy; (ii) in combination with dexamethasone in patients with heavily pre-treated multiple myeloma; and (iii) in patients with diffuse large B-cell lymphoma (DLBCL), including DLBCL arising from follicular lymphoma, after at least two lines of systemic therapy. XPOVIO (also known as NEXPOVIO® in certain countries) has received regulatory approvals in a growing

Targeting Disease at the Nuclear Pore

number of ex-U.S. territories and countries, including Europe, the United Kingdom, China, South Korea and Israel, and is marketed in those areas by Karyopharm’s global partners. Selinexor is also being investigated in several other mid- and late-stage clinical trials across multiple high unmet need cancer indications, including in endometrial cancer, myelodysplastic syndromes and myelofibrosis.

For more information about Karyopharm’s products or clinical trials, please contact the Medical Information department at:

Tel: +1 (888) 209-9326

Email: medicalinformation@karyopharm.com

XPOVIO® (selinexor) is a prescription medicine approved:

•	In combination with bortezomib and dexamethasone for the treatment of adult patients with multiple myeloma who have received at least one prior therapy (XVd).

•

In combination with dexamethasone for the treatment of adult patients with relapsed or refractory multiple myeloma who have received at least four prior therapies and whose disease is refractory to at least two proteasome inhibitors, at least two immunomodulatory agents, and an anti-CD38 monoclonal antibody (Xd).

•

For the treatment of adult patients with relapsed or refractory diffuse large B-cell lymphoma (DLBCL), not otherwise specified, including DLBCL arising from follicular lymphoma, after at least 2 lines of systemic therapy. This indication is approved under accelerated approval based on response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trial(s).

SELECT IMPORTANT SAFETY INFORMATION

Warnings and Precautions

•	Thrombocytopenia: Monitor platelet counts throughout treatment. Manage with dose interruption and/or reduction and supportive care.

•	Neutropenia: Monitor neutrophil counts throughout treatment. Manage with dose interruption and/or reduction and granulocyte colony-stimulating factors.

•

Gastrointestinal Toxicity: Nausea, vomiting, diarrhea, anorexia, and weight loss may occur. Provide antiemetic prophylaxis. Manage with dose interruption and/or reduction, antiemetics, and supportive care.

•

Hyponatremia: Monitor serum sodium levels throughout treatment. Correct for concurrent hyperglycemia and high serum paraprotein levels. Manage with dose interruption, reduction, or discontinuation, and supportive care.

•	Serious Infection: Monitor for infection and treat promptly.

•

Neurological Toxicity: Advise patients to refrain from driving and engaging in hazardous occupations or activities until neurological toxicity resolves. Optimize hydration status and concomitant medications to avoid dizziness or mental status changes.

•

Embryo-Fetal Toxicity: Can cause fetal harm. Advise females of reproductive potential and males with a female partner of reproductive potential, of the potential risk to a fetus and use of effective contraception.

•	Cataract: Cataracts may develop or progress. Treatment of cataracts usually requires surgical removal of the cataract.

Targeting Disease at the Nuclear Pore

Adverse Reactions

•

The most common adverse reactions (≥20%) in patients with multiple myeloma who receive XVd are fatigue, nausea, decreased appetite, diarrhea, peripheral neuropathy, upper respiratory tract infection, decreased weight, cataract and vomiting. Grade 3-4 laboratory abnormalities (≥10%) are thrombocytopenia, lymphopenia, hypophosphatemia, anemia, hyponatremia and neutropenia. In the BOSTON trial, fatal adverse reactions occurred in 6% of patients within 30 days of last treatment. Serious adverse reactions occurred in 52% of patients. Treatment discontinuation rate due to adverse reactions was 19%.

•

The most common adverse reactions (≥20%) in patients with multiple myeloma who receive Xd are thrombocytopenia, fatigue, nausea, anemia, decreased appetite, decreased weight, diarrhea, vomiting, hyponatremia, neutropenia, leukopenia, constipation, dyspnea and upper respiratory tract infection. In the STORM trial, fatal adverse reactions occurred in 9% of patients. Serious adverse reactions occurred in 58% of patients. Treatment discontinuation rate due to adverse reactions was 27%.

•

The most common adverse reactions (incidence ≥20%) in patients with DLBCL, excluding laboratory abnormalities, are fatigue, nausea, diarrhea, appetite decrease, weight decrease, constipation, vomiting, and pyrexia. Grade 3-4 laboratory abnormalities (≥15%) are thrombocytopenia, lymphopenia, neutropenia, anemia, and hyponatremia. In the SADAL trial, fatal adverse reactions occurred in 3.7% of patients within 30 days, and 5% of patients within 60 days of last treatment; the most frequent fatal adverse reactions was infection (4.5% of patients). Serious adverse reactions occurred in 46% of patients; the most frequent serious adverse reaction was infection (21% of patients). Discontinuation due to adverse reactions occurred in 17% of patients.

Use In Specific Populations

Lactation: Advise not to breastfeed.

For additional product information, including full prescribing information, please visit www.XPOVIO.com.

To report SUSPECTED ADVERSE REACTIONS, contact Karyopharm Therapeutics Inc. at 1-888-209-9326 or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

About Karyopharm Therapeutics

Karyopharm Therapeutics Inc. (Nasdaq: KPTI) is a commercial-stage pharmaceutical company pioneering novel cancer therapies. Since its founding, Karyopharm has been the industry leader in oral Selective Inhibitor of Nuclear Export (SINE) compound technology, which was developed to address a fundamental mechanism of oncogenesis: nuclear export dysregulation. Karyopharm’s lead SINE compound and first-in-class, oral exportin 1 (XPO1) inhibitor, XPOVIO® (selinexor), is approved in the U.S. and marketed by the Company in three oncology indications, and has received regulatory approvals in a growing number of ex-U.S. territories and countries, including Europe (as NEXPOVIO®), the United Kingdom and China. Karyopharm has a focused pipeline targeting multiple high unmet need cancer indications, including in endometrial cancer, myelodysplastic syndromes and myelofibrosis. For more information about our people, science and pipeline, please visit www.karyopharm.com, and follow us on Twitter at @Karyopharm and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding Karyopharm’s preliminary financial information for fourth quarter and full year 2021; the ability of selinexor or eltanexor to treat patients with

Targeting Disease at the Nuclear Pore

multiple myeloma, diffuse large B-cell lymphoma, solid tumors and other diseases and expectations related to future clinical development and potential regulatory submissions of selinexor or eltanexor. Such statements are subject to numerous important factors, risks and uncertainties, many of which are beyond Karyopharm’s control, that may cause actual events or results to differ materially from Karyopharm’s current expectations. For example, there can be no guarantee that Karyopharm will successfully commercialize XPOVIO; that regulators will grant confirmatory approval in the European Union based on the BOSTON study in adult patients with multiple myeloma; or that any of Karyopharm’s drug candidates, including selinexor and eltanexor, will successfully complete necessary clinical development phases or that development of any of Karyopharm’s drug candidates will continue. Further, there can be no guarantee that any positive developments in the development or commercialization of Karyopharm’s drug candidate portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: the risk that the COVID-19 pandemic could disrupt Karyopharm’s business more severely than it currently anticipates, including by negatively impacting sales of XPOVIO, interrupting or delaying research and development efforts, impacting the ability to procure sufficient supply for the development and commercialization of selinexor or other product candidates, delaying ongoing or planned clinical trials, impeding the execution of business plans, planned regulatory milestones and timelines, or inconveniencing patients; the adoption of XPOVIO in the commercial marketplace, the timing and costs involved in commercializing XPOVIO or any of Karyopharm’s drug candidates that receive regulatory approval; the ability to obtain and retain regulatory approval of XPOVIO or any of Karyopharm’s drug candidates that receive regulatory approval; Karyopharm’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, including with respect to the need for additional clinical studies; the ability of Karyopharm or its third party collaborators or successors in interest to fully perform their respective obligations under the applicable agreement and the potential future financial implications of such agreement; Karyopharm’s ability to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development or regulatory approval of drug candidates by Karyopharm’s competitors for products or product candidates in which Karyopharm is currently commercializing or developing; and Karyopharm’s ability to obtain, maintain and enforce patent and other intellectual property protection for any of its products or product candidates. These and other risks are described under the caption “Risk Factors” in Karyopharm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed with the Securities and Exchange Commission (SEC) on November 3, 2021, and in other filings that Karyopharm may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by law, Karyopharm expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

XPOVIO® and NEXPOVIO® are registered trademarks of Karyopharm Therapeutics Inc. Any other trademarks referred to in this release are the property of their respective owners.

Contacts:

Investors:

Argot Partners

212.600.1902|karyopharm@argotpartners.com

Media:

720 Strategies

Andrew Lee |andrew.lee@720strategies.com